UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

TAP Real Estate Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	RWAX	OTCID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2026, TAP Real Estate Technologies, Inc. (the “Company”) entered into an Option to Purchase Agreement with Wasatch Springs Management Holdings, LLC (“Wasatch Springs”) for the potential purchase of the Zermatt Resort in Midway, Utah (the “Option Agreement”). Pursuant to the terms of the Option Agreement, the Company acquired a 60-day option to purchase the Zermatt Resort from Wasatch Springs. On May 22, 2026, the Company and Wasatch Springs signed an addendum to the Option Agreement to extend the option period for an additional 90 days.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the First Addendum to Option Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	First Addendum to Option to Purchase Agreement between TAP Real Estate Technologies, Inc. and Wasatch Springs Management Holdings, LLC dated effective as of May 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2026	TAP Real Estate Technologies, Inc.

	By:	/s/ Gregory Hopkins
Gregory Hopkins, CEO